EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Brandes Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Brandes Investment Trust for the year ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Brandes Investment Trust for the stated period.

/s/ Jeff Busby Jeff Busby President, Brandes Investment Trust	/s/ Gary Iwamura Gary Iwamura Treasurer/Principal Financial Officer, Brandes Investment Trust

Dated:	11/25/16

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brandes Investment Trust for purposes of Section 18 of the Securities Exchange Act of 1934.

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